Exhibit 10.2

THIS CONVERTIBLE PROMISSORY NOTE AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

CONVERTIBLE PROMISSORY NOTE

$2,000,000.00	November 7, 2024 (the “Issue Date”)

For value received CYCLO THERAPEUTICS INC., a Nevada corporation (the “Company”) promises to pay to the order of RAFAEL HOLDINGS INC., a Delaware corporation (“Holder”), the principal sum of TWO MILLION DOLLARS ($2,000,000.00), with interest on the outstanding principal amount at the rate of five percent (5%) per annum (the “Interest Rate”), on December 21, 2024 (the “Maturity Date”), or such earlier date as this Note requires or is permitted to be repaid as provided hereunder. Interest shall commence with the date hereof and shall accrue on the outstanding principal amount until paid in full or this Convertible Promissory Note (this “Note”) has been converted as provided below. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed. From and after the occurrence and during the continuance of any Event of Default (as defined below), the Interest Rate shall automatically be increased to twelve percent (12.0%) per annum. In the event that such Event of Default is subsequently cured or waived by the Holder, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure or waiver; provided that the interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall apply beginning on the day of the occurrence of such Event of Default and to, but not including, the date of such cure or waiver of such Event of Default.

This Note has been issued to Holder pursuant to a Fifth Amended and Restated Note Purchase Agreement (the “Note Purchase Agreement”) entered into between the Company and the Holder dated as of the date hereof,

1.    All payments of interest and principal shall be in lawful money of the United States of America. All payments shall be applied first to accrued interest, and thereafter to principal.

2.         (a)         In the event that the Company consummates any public or private offering of its Equity Securities (as defined below) resulting in gross proceeds of at least $8,000,000 (excluding this Note) (a “Qualified Financing”) at any time prior to the earlier of the Maturity Date and the repayment in full of this Note, then the outstanding principal balance of this Note, together with any accrued and unpaid interest thereon, will automatically convert into shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”), at a conversion price equal to the lesser of (i) $.95 (the “Base Price”), and (ii) eighty percent (80%) of the purchase price paid by the investors purchasing the Equity Securities in the Qualified Financing. For purposes of this Note, the term “Equity Securities” shall mean (1) any shares of Common Stock or preferred stock of the Company, (2) any security convertible or exchangeable for Common Stock or preferred stock of the Company, and (3) any other rights to purchase or otherwise acquire Common Stock or preferred stock of the Company, in each case issued in a Qualified Financing following the date hereof.

(b)         In the event the Company consummates a Sale Transaction (as defined below) with (i) the Holder or an affiliate of the Holder pursuant to the Agreement and Plan of Merger, dated as of August 21, 2024, the outstanding principal balance of this Note, together with any accrued and unpaid interest thereon, shall be discharged in full and the Company will not be required to make any further payments to the Holder pursuant to the terms hereof, or (ii) a third party other than the Holder or an affiliate of the Holder, at the election of the Holder, either (x) the outstanding principal balance of this Note, together with any accrued and unpaid interest thereon, shall convert into that number of shares of Common Stock at a conversion price equal to the lesser of (1) the Base Price and (ii) eighty percent (80%) of the implied value of the Company in the Sale Transaction (the “Conversion Shares”), or (y) the Company will pay to the Holder an amount equal to the outstanding principal balance of this Note, together with any accrued and unpaid interest thereon, in full satisfaction of the Company’s obligations under this Note. For purposes of this Note, the term “Sale Transaction” shall mean (A) the sale of all or substantially all of the Company’s assets, (B) the consolidation or merger of the Company or any of its subsidiaries with or into any other corporation or other entity or person or other similar transaction, or (C) any other transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting securities are transferred.

(c)         This Note shall be convertible, in whole or in part, and form time to time, at the Holder’s sole discretion into validly issued, fully paid and non-assessable shares of Common Stock at a conversion price equal to the lowest of (i) the Base Price, (ii) the closing price of the Common Stock on The Nasdaq Capital Market (or, if different, the principal trading market for the Common Stock) on the trading date immediately preceding the date of conversion and (iii) 80% of the purchase price paid by the investors purchasing Equity Securities in any financing consummated within sixty (60) days preceding the date of conversion. Notwithstanding the foregoing, the Holder shall not elect to convert this Note or any Prior Note (as such term is defined below) if, following such conversion, the Holder will beneficially own more than 49.9% of the outstanding Common Stock.

(d)         The Company shall, as soon as practicable and in no event later than three (3) Business Days prior to the consummation of a Qualified Financing or a Sale Transaction, deliver to Holder notice of such proposed transaction.

(e)         Before the Holder shall be entitled to convert this Note into Common Stock pursuant to Section 2(c), the Holder shall give written notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the shares of Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver to Holder or to the nominee or nominees of Holder, a certificate or certificates for the Common Stock to which the Holder shall be entitled as aforesaid. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and surrender of the Note to be converted is made. All Common Stock which may be issued upon conversion of the Note will, upon issuance, be duly issued, fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issuance thereof.

3.         If any of the following events shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation by law or otherwise) (each, an “Event of Default”):

(a)    Failure of the Company to pay the principal of this Note or the convertible notes made by the Company in favor of the Holder, dated June 11, 2024, July 16, 2024, August 21, 2024, September 9, 2024 and October 8, 2024 (the “Prior Notes”) as and when due (whether at scheduled maturity, upon acceleration or otherwise), or failure of the Company to pay within three (3) Business Days after the same shall become due (1) any interest upon this Note or the Prior Notes, or (2) any other Indebtedness or Obligations to the Holder or (3) any other payment obligations under any of the Note Documents;

(b)    Any representation or warranty made or deemed made by or on behalf of the Company to Holder under or in connection with this Note, the Prior Notes, the Note Purchase Agreement, or any other Note Document or any certificate or information delivered in connection with any of the foregoing shall be materially false when made;

(c)    Failure of the Company to comply with any term, covenant, or provision contained in the Note Purchase Agreement;

(d)    The Company or a Subsidiary shall (1) file or consent to the entry of an order for relief with respect to it under any federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law as now or hereafter in effect, (2) make an assignment for the benefit of creditors, (3) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (4) institute any proceeding seeking an order for relief under any federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law as now or hereafter in effect seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any such law relating to bankruptcy, insolvency or reorganization or relief of debtors, fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it or file an answer admitting the material allegations of a petition filed against it in any such proceeding, or (5) dissolve, wind up or liquidate;

(e)    Without the application, approval or consent of the Company or a Subsidiary a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Company, or a Subsidiary or any substantial part of its property;

(f)    The Company shall fail within 30 days to pay, bond or otherwise discharge one or more (1) judgments or orders for the payment of money aggregating in excess of $50,000 in the aggregate, or (2) nonmonetary final judgments or orders which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith;

(g)    The occurrence of a Material Adverse Effect;

(h)    The Company shall be enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business;

(i)    The Company or any member of its Senior Management thereof shall be indicted for, convicted of or found culpable of a felony under applicable Law or any violation of applicable Law involving fraud, financial misconduct, theft, dishonesty, embezzlement, breach of fiduciary duty or other conduct that would be subject of any “Bad Actor” disqualifying event under Regulation D, as described in Rule 506(d) thereunder; and

(j)    Except as otherwise expressly permitted hereunder, the Company shall (1) take any action, or shall make a determination, whether or not yet formally approved by its management or board of directors (or equivalent governing body), to (A) suspend the operation of all or a portion of its business, (B) suspend the payment of any material obligations outside of the ordinary course of business or suspend the performance of any material obligations outside of the ordinary course of business or suspend the performance under the Material Contracts outside of the ordinary course of business, or (C) solicit proposals for the employment of, or employ, an agent or other third party to conduct a wind-down of any material portion of its business or (2) be enjoined, restrained or in any way prevented by the order of any Governmental Authority from conducting any part of its business unless such order would not have a Material Adverse Effect;

then, and in any such event, the Holder shall, by notice to the Company, take or cause to be taken any or all of the following actions, without prejudice to the rights of the Holder to enforce its claims against the Company: (1) extend the Maturity Date of this Note on the same terms contained in this Note, (2) declare the principal of and any accrued interest and all other amounts payable under this Note to be due and payable, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, and (3) exercise any remedies available at law or in equity, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Note; provided, that upon the occurrence of any Event of Default referred to in Section 3(b) then (without prejudice to the rights and remedies specified in clause (3) above) automatically, without notice, demand or any other act by any Holder, the principal of and any accrued interest and all other amounts payable under this Note shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company, anything contained in this Note to the contrary notwithstanding. No remedy conferred in this Note upon any Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereinafter existing at law or in equity or by statute or otherwise.

4.         Affirmative Covenants. Until the indefeasible payment in full of all Obligations under the Note in cash or by conversion into Conversion Shares or such later date as set forth below, the Company hereby covenants and agrees with the Holder as follows:

(a)         Notice of Default or Material Adverse Effect. The Company will give prompt notice in writing to the Holder upon becoming aware of: (a) the occurrence of any Event of Default under this Note (such notice to specify the nature and period of existence thereof and what action the Company is taking (and proposes to take) with respect thereto), or (b) the occurrence of any event which constitutes or which with the passage of time or giving of notice or both would, absent other developments in the reasonable control of the Company, would reasonably be expected to have a Material Adverse Effect or constitute an Event of Default.

(b)         Conduct of Business. The Company will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted or those reasonably related or ancillary thereto (the “Business”) and do all things necessary to remain duly incorporated validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except to the extent the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

(c)         Taxes and Claims. The Company will, and will cause each of its Subsidiaries to:

(i)    Timely file complete and correct United States federal and state income and applicable foreign, state and local Tax Returns required by law, in each case with due regard for any extension of time within which to file such Tax Return, and pay when due all Taxes, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with generally accepted accounting principles, consistently applied in the United States (“GAAP”), which deferment of payment is permissible so long as no Lien, other than a Permitted Lien has been entered and the Company’s and each Subsidiaries’ title to, and its/their right to use, its properties are not materially adversely affected thereby; and

(ii)    Pay and perform (x) all Obligations under this Note and the other Note Documents and (y) all other Indebtedness, and other obligations and liabilities under material agreements, in accordance with customary trade practices; provided that the Company or such Subsidiary may contest any item described in clause (ii) above in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

(d)    Insurance. The Company will, and will cause each Subsidiary to, maintain with reputable insurance companies insurance in such amounts and covering such risks consistent with sound business practice.

(e)    Compliance with Laws and Material Assessments. The Company will, and will cause each of its Subsidiaries to, comply with any and all Requirements of Law to which it may be subject including, without limitation, all Environmental Laws, and obtain any and all Licenses necessary to the ownership of its Property or to the conduct of its businesses. The Company will and will cause each of its Subsidiaries to, timely satisfy all material assessments, fines, costs and penalties imposed by any Governmental Authority against it or its property except to the extent such assessments, fines, costs, or penalties are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiaries has set aside on its books adequate reserves in accordance with GAAP.

(f)         Audits and Inspection. The Company will, and will cause each of its Subsidiaries to, permit the Holder, and any of its representatives or designees, to visit and inspect any of its property, books of account, records and reports to examine, audit and make copies thereof, and to discuss its affairs, finances and accounts with, and to be advised as to the same by, its officers, managers, employees and independent certified public accountants at such times and intervals as the Holder may designate upon advance notice to the Company (except following the occurrence and during the continuance of an Event of Default in which case no advance notice shall be required); provided, however, that the Company and its Subsidiaries shall not be obligated under this Section 4(f) to provide the Holder or its representatives or designees with (i) any material non-public information either in its capacity as the Holder or as a shareholder of the Company and (ii) information that the Company reasonably determines in good faith to be trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company).

(g)         Information Rights. Should the Company no longer be obligated to file periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, the Company shall deliver to the Holder: as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company and audited (A) balance sheets as of the end of such year and (B) statements of income and of cash flows for such year, all in accordance with GAAP; as soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP); such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as the Holder may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Section 4(g) to provide information (i) that the Company reasonably determines in good faith to be trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company); or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

(h)         Delivery of Certificates. Upon any conversion pursuant to Section 2, the Company shall deliver such certificates representing the Conversion Shares obtained by Holder in the conversion, or credit such Conversion Shares by book entry within two (2) Trading Days (such second Trading Day, a “Share Delivery Date”) of the date of the conversion.

(i)         Reservation of Shares. The Company hereby represents and warrants that there have been reserved, and the Company shall at all times keep reserved and available, solely for issuance and delivery upon conversion of this Note, out of the authorized and unissued shares of its Common Stock, such number of shares of Common Stock as is equal, from time to time, to the number of shares as shall be issuable upon the conversion of this Note. If, at any time while this Note is outstanding, the Company has a transfer agent for its shares of Common Stock, the Company will provide irrevocable written instructions to such transfer agent to reserve the number of shares contemplated to be reserved pursuant to and for the purposes of contemplated by the immediately preceding sentence. The Company agrees that all Conversion Shares issued upon conversion of this Note shall be, at the time of delivery of the certificates for such Conversion Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

5.         Negative Covenants. Until the indefeasible payment in full of all Obligations under this Note in cash or by conversion into Conversion Shares or such later date as set forth below, the Company hereby covenants and agrees with the Holder as follows:

(a)    Distributions. The Company will not make or declare or incur any liability to make any Distributions in respect of the Capital Stock of the Company or any other Indebtedness of the Company or any of its Subsidiaries, except that the Company may declare and pay dividends with respect to its Preferred and Common Stock payable solely in additional shares of its Capital Stock.

(b)    Indebtedness. The Company will not, and will not cause or permit any of its Subsidiaries to, incur or suffer to exist any Indebtedness (directly or indirectly) without the consent of the Holder (which may be withheld in the Holder’s sole discretion), except:

(i)    unsecured trade payables incurred in the ordinary course of Company’s and its Subsidiaries business;

(ii)    Indebtedness existing on the date hereof and as set forth in the SEC Documents;

(iii)    the Obligations;

(iv)    endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;

(v)    Indebtedness with respect to surety and appeal bonds, performance bonds, bid bonds, completion guarantees and similar obligations incurred in the ordinary course of business;

(vi)    accrual of interest, accretion or amortization of original issue discount, in each case, on Indebtedness permitted hereunder;

(vii)    Indebtedness in respect of bid, performance or surety bonds, workers’ compensation claims, self-insurance obligations and bankers acceptances issued for the account of the Company or any Subsidiary in the ordinary course of business, including guarantees or obligations of the Company or any Subsidiary with respect to letters of credit supporting such bid, performance or surety bonds, workers’ compensation claims, self-insurance obligations and bankers acceptances (in each case other than for an obligation for money borrowed);

(viii)    Permitted Indebtedness not to exceed $50,000.00 in outstanding principal amounts owing in amount at any time (with Permitted Indebtedness not included for purposes of such amount).

(c)    Liens. The Company will not, and will not cause or permit any of its Subsidiaries to, create, incur or suffer to exist, any Lien in, of or on its or their Property (whether now owned or hereafter acquired, or upon any income, profits or proceeds therefrom), except the following (“Permitted Liens”):

(i)    Liens for Taxes, assessments or governmental charges or levies on its property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books, so long as the Company’s or its Subsidiaries’ title to, and its right to use, its properties are not materially adversely affected thereby;

(ii)    Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than 30 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books, so long as the Company’s or its Subsidiaries’ title to, and its right to use, its Properties are not materially adversely affected thereby;

(iii)    Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character, as arise in the ordinary course of business and that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary course of business of the Company or its Subsidiaries and (ii) minor defects in title, in each case, which do not materially interfere with the conduct of the Company’s or its Subsidiaries’ business or the utilization thereof in the business of the Company or its Subsidiaries; and

(iv)    Liens existing on the date hereof and described in the SEC Documents.

(d)    Affiliates. The Company will not, and will not cause or permit any of its Subsidiaries to, enter into any transaction or arrangement (including, without limitation, the purchase or sale of any property or service) with, or make any payment or transfer to, any Affiliate other than transactions with or among wholly-owned Subsidiaries.

6.         This Note is a general unsecured obligation of the Company.

7.         Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and the other Note Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Note. The issuance of Conversion Shares and certificates for Conversion Shares as contemplated hereby upon the conversion of this Note shall be made without charge to the Holder or such Conversion Shares for any issuance tax or other costs in respect thereof; provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

8.         Payment of Collection, Enforcement and Other Costs. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or any other Note Document or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, and any of the outstanding balance under this Note is not paid in full, then the Company shall pay the reasonable costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, reasonable attorneys’ fees and disbursements.

9.         Non-circumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all the provisions of this Note and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company shall take all such actions as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Conversion Shares upon the conversion of this Note.

10.         Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective, unless it is in writing and signed by an authorized representative of the waiving party.

11.         Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the Note Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefor.

12.         Payments. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and interest or any other charges on such amounts shall accrue through the actual date of such payment.

13.         Transferability of Note. Other than to the extent permitted pursuant to Section 5(a), the Holder may not transfer or assign some or all of this Note, without the prior written consent of the Company.

14.         Amendment. Except as otherwise provided herein, the provisions of this Note may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

15.         Dispute Resolution. In the case of a dispute as to the determination of the arithmetic calculation of the Conversion Shares (as the case may be), the Company or the Holder (as the case may be) shall submit the disputed determinations via email or certified mail (a) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (b) if no notice gave rise to such dispute, at any time after the Holder or the Company (as the case may be) learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation (as the case may be) within ten (10) Business Days of such disputed determination or arithmetic calculation being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days submit via facsimile or email the disputed arithmetic calculation of the Conversion Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the accountant to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such accountant’s determination or calculation (as the case may be) shall be binding upon all parties hereto absent demonstrable error. The fees and expenses of such accountant shall be borne by the parties in the same proportion as the respective amounts by which the accountant’s determination differs from such party’s calculation.

16.    Indemnification. In addition to all other sums due hereunder or provided for in this Agreement, the Company shall indemnify and hold harmless the Holder, its Affiliates and their respective managers, officers, directors (which shall not include any director of the Company), agents, employees, Subsidiaries, partners, members, attorneys, accountants, and controlling persons (each, an “Indemnified Party”) to the fullest extent permitted by law from and against any and all reasonable and documented out-of-pocket losses, claims, damages, expenses (including, without limitation, fees, disbursements and other charges of outside counsel and costs of investigation incurred by an Indemnified Party in any action or proceeding between the Company and such Indemnified Party (or Indemnified Parties) or between an Indemnified Part (or Indemnified Parties) and any third party or otherwise) or other liabilities or losses (collectively, “Liabilities”), in each case resulting from or arising out of any breach of any representation or warranty, covenant or agreement of the Company in this Note or any other Note Document, including without limitation, the failure to make payment when due of amounts owning pursuant to this Note or any other Note Document, on the due date thereof (whether at the scheduled maturity, by acceleration or otherwise) or any legal, administrative or other actions (including, without limitation, derivative actions brought by any Person claiming through or in the Company’s name), relating to or arising out of the Note Documents, the transactions, or the gross negligence or willful misconduct of the Company or any of its Affiliates and its respective directors, officers and employees; provided, however, that the Company shall not be liable under this Section 16 to an Indemnified Party to the extent that it is finally judicially determined that such Liabilities resulted primarily from the willful misconduct or gross negligence of an Indemnified Party; provided, further, that if and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such Liabilities which shall be permissible under applicable laws. In connection with the obligation of the Company to indemnify for expenses as set forth above, the Company further agrees, upon presentation of appropriate invoices, to reimburse each Indemnified Party for all such reasonable and documented out-of-pocket expenses (including, without limitation, reasonable fees, disbursements and other charges of outside counsel and costs of investigation incurred by an Indemnified Party in connection with any liabilities) incurred by such Indemnified Party. Unless this Note is otherwise converted pursuant to the terms hereof, the obligations of the Company under this Section 16 shall survive the payment in full of the other Obligations and the termination of this Note.

17.    This principal amount outstanding under this Note may be prepaid in full by the Company at any time upon not less than ten days prior written notice to the Holder, together with accrued interest thereon and any other amounts owing hereunder through the date of prepayment.

18.    The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

19.    This Note shall be governed by and construed the laws of the State of New York without giving effect to conflicts of laws principles.

20.    Certain Defined Terms. For purposes of this Note, the following terms shall have the following meanings:

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York are authorized or required by law or executive order to close.

“Capital Stock” means preferred stock, common stock, and/or any other class or series of capital stock or other equity securities of the Company, whether authorized as of or after the date hereof.

“Charter Documents” means the articles or certificate of incorporation or formation (as applicable), the bylaws or operating or limited liability company agreement (as applicable), and other similar organizational and governing documents of any Person, as amended, restated, supplemented or otherwise modified from time to time.

“Distributions” by a Person means (a) the declaration or payment of dividends or other distributions (whether in cash, securities or other property or assets) on any now or hereafter outstanding Capital Stock of such Person; (b) any payment (whether in cash, securities or other property or assets) on account of the redemption, repurchase, defeasance, sinking fund or other retirement or acquisition of such Capital Stock or of warrants, rights or other options to purchase such Capital Stock made either directly or indirectly; (c) any loans or advances (other than salaries or advances to, or reimbursement of, directors or employees for travel, entertainment, relocation or other business expenses in the ordinary course of business), to any stockholder(s), partner(s) or member(s) of such Person; (d) any payment or prepayment of principal or premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment; and (e) setting aside funds for any of the foregoing.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, Licenses, concessions, grants, franchises, agreements and other governmental restrictions relating to (a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water, air or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, regulation or compliance, including, without limitation, any federal, state or local public utility commission, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Indebtedness” means, with respect to any Person, without duplication, such Person’s (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade and not outstanding more than 90 days past the date of invoice), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by bonds, debentures, notes, acceptances, or other similar instruments, (e) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (f) Capital Lease Obligations and obligations created or arising under any conditional sale or other title retention agreement, (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (f), and (h) any other obligation for borrowed money or other financial accommodation which, in accordance with GAAP, would be shown as a liability on the balance sheet of such Person.

“Licenses” means all licenses, permits, authorizations, determinations, and registrations issued by any Governmental Authority to the Company in connection with the conduct of its business.

“Lien” means any lien (statutory or otherwise), security interest, mortgage, pledge, hypothecation, deed of trust, assignment, deposit arrangement, encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, capital lease, or other title retention agreement (and any lease in the nature thereof)) and any agreement to give any of the foregoing.

“Material Adverse Effect” shall mean a material adverse condition, event, occurrence or development related to, or material adverse change or effect on (a) the transactions contemplated herein, (b) the business, asset, results of operations, cash flows, condition (financial or otherwise), or prospects of the Company and its Subsidiaries taken as a whole, (c) the legality, validity, binding effect or enforceability against the Company of any Note Document, or (d) the rights or remedies, taken as a whole, available to, or conferred upon, the Holder under any Note Document, or (e) a material adverse effect on the ability of the Company to perform its obligations under any Note Document.

“Note Documents” this Note, the Note Purchase Agreement, and each other agreement, document, form or certificate delivered pursuant to this Note or any other Note Document, in each case, as amended, restated, modified or supplemented from time to time.

“Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) this Note, and (b) all other fees and expenses (including reasonable attorneys’ fees), including interest and fees that accrue after the commencement by or against the Company or any Subsidiary thereof of any proceeding under any federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Person” means any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased, or operated by such Person.

“Requirements of Law” means as to any Person, provisions of the Charter Documents of such Person, or any law, treaty, code, rule, regulation, right, privilege, qualification, License or franchise, or any determination of an arbitrator or a court or other Governmental Authority, in each case applicable to such Person or any of such Person’s property or to which such Person or any of such Person’s property is subject or pertaining to any or all of the transactions contemplated or referred to in the Note Documents.

“Senior Management” means with respect to the Company, its chairman, president, chief financial officer, chief operating officer or chief executive officer.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

[Signature Page Follows]

CYCLO THERAPEUTICS INC.

By:
Name: N. Scott Fine
Title: Chief Executive Officer